EXHIBIT 10.2

BARRETT BUSINESS SERVICES, INC.

AMENDED AND RESTATED

2015 STOCK INCENTIVE PLAN

Effective February 28, 2025

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BARRETT BUSINESS SERVICES, INC.
AMENDED AND RESTATED

2015 STOCK INCENTIVE PLAN

Article 1
ESTABLISHMENT AND PURPOSE

1.1 Establishment. Barrett Business Services, Inc. ("Corporation"), hereby establishes the Barrett Business Services, Inc., 2015 Stock Incentive Plan (the "Plan"), effective as of May 27, 2015 (the "Effective Date").

1.2 Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its stockholders by enabling Corporation to attract, retain, and reward key employees, directors, and outside consultants of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, directors, and consultants and Corporation's stockholders. The Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

1.3 Prior Plans. The Plan will be separate from the Barrett Business Services, Inc. 1993 Stock Incentive Plan and related Barrett Business Services, Inc. Stock Option Plan for California Residents, the Barrett Business Services, Inc., 2003 Stock Incentive Plan and related Barrett Business Services, Inc., Stock Incentive Plan for California Residents, and the Barrett Business Services, Inc. 2009 Stock Incentive Plan (the "Prior Plans"). The adoption of the Plan will neither affect nor be affected by the continued existence of the Prior Plans, except that after the effective date of the Plan, no further Awards will be granted under the Prior Plans.

Article 2
DEFINITIONS

2.1 Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

"Award" means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Share Awards, or Other Stock-Based Awards pursuant to the Plan.

"Award Agreement" means an agreement as described in Section 6.4 of the Plan.

"Board" means the Board of Directors of Corporation.

"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

"Committee" means the committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan.

"Common Stock" means the $.01 par value common stock of Corporation.

"Consultant" means any consultant or adviser to Corporation or a Subsidiary selected by the Committee, who is not an employee of Corporation or a Subsidiary.

"Continuing Restriction" means a Restriction contained in Sections 6.5(g), 6.5(i), 6.5(k), 15.5, 15.6, 15.8, and 15.9 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

"Corporation" means Barrett Business Services, Inc., a Maryland corporation, or any successor corporation.

"Disability" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. However, the Committee may change the foregoing definition of "Disability" or may adopt a different definition for purposes of specific Awards.

"Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, will be construed to refer to successor provisions to such section or rule.

"Fair Market Value" means, on any given day, the fair market value per share of the Common Stock determined as follows:

(a) If the Common Stock is traded on an established securities exchange, the closing sale price per share of Common Stock as reported for such day by the principal exchange on which the Common Stock is traded (as determined by the Committee) or, if the Common Stock was not traded on such day, on the next preceding day on which the Common Stock was traded;

(b) If trading activity in Common Stock is reported on the OTC Bulletin Board, the mean between the bid price and asked price quotes for such day as reported on the OTC Bulletin Board or, if there are no such quotes for Common Stock for such day, on the next preceding day for which bid and asked price quotes for Common Stock were reported on the OTC Bulletin Board; or

(c) If there is no market for Common Stock or if trading activities for Common Stock are not reported in one of the manners described above, the Fair Market Value will be as determined by the Committee, including valuation by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) as of a date that is no more than 12 months before the date of the transaction for which the appraisal is used (e.g., the date of grant of an Award) or such other reasonable valuation method acceptable under Treasury Regulation Section 1.409A-1(b)(5)(iv).

"Incentive Stock Option" or "ISO" means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code.

"Non-Employee Board Director" means a member of the Board who is not an employee of Corporation or any Subsidiary.

"Non-Employee Subsidiary Director" means a member of the board of directors of a Subsidiary who is neither an employee of Corporation or a Subsidiary nor a member of the Board.

"Nonqualified Option" or "NQO" means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

"Option" means an ISO or an NQO.

"Other Stock-Based Award" means an Award as defined in Section 11.1 of the Plan.

"Participant" means an employee of Corporation or a Subsidiary, a Consultant, a Non-Employee Board Director, or a Non-Employee Subsidiary Director who is granted an Award under the Plan.

"Performance Goals" means goals approved by the Committee pursuant to Section 6.6 of the Plan.

"Performance Period" means a period of time over which performance is measured.

"Performance Share" means a Share or Share unit having a value equal to a Share that is the unit of measure by which is expressed the value of a Performance Share Award as determined under Article 10 of the Plan.

"Performance Share Award" means an Award granted under Article 10 of the Plan.

"Plan" means this Barrett Business Services, Inc., 2015 Stock Incentive Plan, as set forth in this document and as it may be amended from time to time.

"Reporting Person" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

"Restricted Award" means a Restricted Share or a Restricted Unit granted pursuant to Article 9 of the Plan.

"Restricted Share" means an Award described in Section 9.1(a) of the Plan.

"Restricted Unit" means an Award of units representing Shares described in Section 9.1(b) of the Plan.

"Restriction" means a provision in the Plan or in an Award Agreement that limits the exercisability or transferability, or governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

"Restriction Period" means a designated period pursuant to the provisions of Section 9.3 of the Plan.

"Retirement" means:

(a) For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries on or after age 65, or such earlier retirement date as approved by the Committee for purposes of the Plan;

(b) For Participants who are Non-Employee Board Directors or Non-Employee Subsidiary Directors, retirement from the applicable board of directors after attaining the maximum age (if any) specified in the charter or bylaws of the applicable corporation; or

(c) For Participants who are Consultants, termination of service as a Consultant after attaining a retirement age specified by the Committee for purposes of an Award to such Consultant.

However, the Committee may change the foregoing definition of "Retirement" or may adopt a different definition for purposes of specific Awards.

"Share" means a share of Common Stock.

"Stock Appreciation Right" or "SAR" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 8 of the Plan.

"Subsidiary" means a "subsidiary corporation" of Corporation, within the meaning of Section 425 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

"Vest," "Vesting," or "Vested" means:

(a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in Section 2.1 in the singular also includes the plural, and vice versa.

Article 3
ADMINISTRATION

3.1 General. The Plan will be administered by a Committee composed as described in Section 3.2.

3.2 Composition of the Committee. The Committee will be appointed by the Board and will consist of not less than a sufficient number of Non-Employee Board Directors so as to qualify the Committee to administer the Plan as contemplated by Section 162(m)(4)(C) of the Code and Rule 16b-3 under the Exchange Act. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board. In the event that the Committee ceases to satisfy the requirements of Section 162(m)(4)(C) or Rule 16b-3, the Board will reconstitute the Committee as necessary to satisfy such requirements.

3.3 Authority of the Committee. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

(a) Construe and interpret the Plan and any Award Agreement;

(b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c) Select the employees, Non-Employee Board Directors, Non-Employee Subsidiary Directors, and Consultants who will be granted Awards;

(d) Determine the number and types of Awards to be granted to each such Participant;

(e) Determine the number of Shares, or Share equivalents, to be subject to each Award;

(f) Determine the Fair Market Value of Shares if no public market exists for such Shares;

(g) Determine the option price, purchase price, base price, or similar feature for any Award;

(h) Accelerate Vesting of Awards and waive any Restrictions; and

(i) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

3.4 Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all of the members of the Committee, will be the valid acts of the Committee.

3.5 Delegation. Notwithstanding the foregoing, the Board may delegate to a committee with a single member who is a director and may also be an executive officer of Corporation, the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons.

3.6 Liability of Committee Members. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.7 Costs of Plan. The costs and expenses of administering the Plan will be borne by Corporation.

Article 4
DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN1

4.1 Duration of the Plan. The Plan is effective May 27, 2015, 2015. Unless terminated by the Board on an earlier date, the Plan will remain in effect through May 27, 2020. Termination of the Plan will not affect outstanding Awards.

4.2 Shares Subject to the Plan. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 13, the maximum number of Shares for which Awards may be granted under the Plan is 4,000,000, of which the maximum aggregate number of Shares for which ISOs may be granted under the Plan is 3,600,000. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is exchanged for other Awards, or is otherwise forfeited or terminated, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan.

4.3 Reservation of Shares. Corporation, during the term of the Plan and any outstanding Awards, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

1 Share amounts reflect 4-for-1 stock split effective June 2024.

Article 5
ELIGIBILITY

Officers and other key employees of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary), Consultants, Non-Employee Board Directors, and Non-Employee Subsidiary Directors who, in the Committee's judgment, are or will be contributors to the long-term success of Corporation, are eligible to receive Awards under the Plan.

Article 6
AWARDS

6.1 Types of Awards. The types of Awards that may be granted under the Plan are:

(a) Options governed by Article 7 of the Plan;

(b) Stock Appreciation Rights governed by Article 8 of the Plan;

(c) Restricted Awards governed by Article 9 of the Plan;

(d) Performance Share Awards governed by Article 10 of the Plan; and

(e) Other Stock-Based Awards or combination awards governed by Article 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

6.2 General. Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan. Performance Share Awards shall be earned solely upon attainment of Performance Goals, and the Committee shall have no discretion to increase such Awards.

6.3 Nonuniform Determinations. The Committee's determinations under the Plan or under one or more Award Agreements, including, without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4 Award Agreements. Each Award will be evidenced by a written agreement (an "Award Agreement") between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5 Provisions Governing All Awards. All Awards are subject to the following provisions:

(a) Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award will automatically cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

(b) Rights as Stockholders. No Participant will have any rights of a stockholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c) Employment Rights. Neither the adoption of the Plan nor the granting of any Award confers on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of or a Consultant to Corporation or any Subsidiary, as the case may be, nor does it interfere in any way with the right of Corporation or a Subsidiary to terminate such person's employment or to remove such person as a Consultant or as a director at any time for any reason, or for no reason, with or without cause.

(d) Restriction on Transfer. Unless otherwise expressly provided in an individual Award Agreement, each Award (other than Restricted Shares after they Vest) will not be transferable other than by will or the laws of descent and distribution and each Award will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement that the Award:

· May be freely transferred;

· May be freely transferred to a class of transferees specified in the Award Agreement; or

· May be transferred, but only subject to any terms and conditions specified in the Award Agreement (including, without limitation, a condition that an Award may only be transferred without payment of consideration).

Furthermore, notwithstanding the foregoing, any Award Agreement may provide that the Award or the Shares subject to the Award may be surrendered to Corporation pursuant to Section 6.5(h) in connection with the payment of the purchase or option price of another Award or the payment of the Participant's federal, state, or local tax withholding obligation with respect to the exercise or payment of another Award.

(e) Termination of Employment. The terms and conditions under which an Award may be exercised, if at all, after a Participant's termination of employment or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant will be determined by the Committee and specified in the applicable Award Agreement.

(f) Change in Control. The Committee, in its discretion, may provide in any Award Agreement that:

(i) In the event of a change in control of Corporation (as the Committee may define such term in the Award Agreement), all or a specified portion of the Award (to the extent then outstanding) will become immediately Vested in full to the extent not previously Vested. Any such acceleration of Award Vesting must comply with applicable statutory and regulatory requirements and any Participant will be entitled to decline the accelerated Vesting of all or any portion of his or her Award, if he or she determines that such acceleration may result in adverse tax consequences to him or her; and

(ii) In the event the Board approves a proposal for: (i) a merger, exchange or consolidation transaction in which Corporation is not the resulting or surviving corporation (or in which Corporation is the resulting or surviving corporation but becomes a subsidiary of another corporation); (ii) the transfer of all or substantially all the assets of Corporation; (iii) a sale of 40 percent or more of the combined voting power of Corporation's voting securities; or (iv) the dissolution or liquidation of Corporation (each, a

"Transaction"), the Committee will notify Participants in writing of the proposed Transaction (the "Proposal Notice") at least 30 days prior to the effective date of the proposed Transaction. The Committee may, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(A) The Committee may provide that outstanding Awards will be converted into or replaced by Awards of a similar type in the stock of the surviving or acquiring corporation in the Transaction. The amount and type of securities subject to and the exercise price (if applicable) of the replacement or converted Awards will be determined by the Committee based on the exchange ratio, if any, used in determining shares of the surviving corporation to be issued to holders of Shares of Corporation. If there is no exchange ratio in the Transaction, the Committee will, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as the Committee deems relevant. Such replacement or converted Awards will continue to Vest over the period (and at the same rate) as the Awards which the replacement or converted Awards replaced, unless determined otherwise by the Committee;

(B) The Committee may provide a 30-day period prior to the consummation of the Transaction during which all outstanding Awards will tentatively become fully Vested, and upon consummation of such Transaction, all outstanding and unexercised Awards will immediately terminate. If the Committee elects to provide such 30-day period for the exercise of Awards, the Proposal Notice must so state. Participants, by written notice to Corporation, may exercise their Awards and, in so exercising the Awards, may condition such exercise upon, and provide that such exercise will become effective immediately prior to, the consummation of the Transaction, in which event Participants need not make payment for any Common Stock to be purchased upon exercise of an Award until five days after written notice by Corporation to the Participants that the Transaction has been consummated (the "Transaction Notice"). If the Transaction is consummated, each Award, to the extent not previously exercised prior to the consummation of the Transaction, will terminate and cease being exercisable as of the effective date of such consummation. If the Transaction is abandoned, (1) all outstanding Awards not exercised will continue to be Vested and exercisable, to the extent such Awards were Vested and exercisable prior to the date of the Proposal Notice, and (2) to the extent that any Awards not exercised prior to such abandonment have become Vested and exercisable solely by operation of this Section 6.5(f)(ii), such Vesting and exercisability will be deemed annulled, and the Vesting and exercisability provisions otherwise in effect will be reinstituted, as of the date of such abandonment; or

(C) The Committee may provide that outstanding Awards that are not fully Vested will become fully Vested subject to Corporation's right to pay each Participant a cash amount (determined by the Committee and based on the amount, if any, being received by Corporation's stockholders in the Transaction) in exchange for cancellation of the applicable Award.

Unless the Committee specifically provides otherwise in the change in control provision for a specific Award Agreement, Awards will become Vested as of a change in control date only if, or to the extent, such acceleration in the Vesting of the Awards does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code. The Committee, in its discretion, may include change in control provisions in some Award Agreements and not in others, may include different change in control provisions in different Award Agreements, and may include change in control provisions for some Awards or some Participants and not for others.

(g) Conditioning or Accelerating Benefits. The Committee, in its discretion, may include in any Award Agreement a provision conditioning or accelerating the Vesting of an Award or the receipt of benefits pursuant to an Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including without limitation, a change in control of Corporation (subject to the foregoing paragraph (f)), a sale of all or substantially all of the property and assets of Corporation, or an event of the type described in Article 13 of this Plan.

(h) Payment of Purchase Price and Withholding. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for the Shares or other property issuable pursuant to the Award, or the Participant's federal, state, or local tax withholding obligations with respect to such issuance, in whole or in part, by one or more of the following methods; provided, however, that the availability of any one or more methods of payment may be suspended from time to time if the Committee determines that the use of such payment method would result in adverse financial accounting treatment for Corporation or adverse tax treatment for Corporation or Participants:

(i) By delivering cash or a check;

(ii) By delivering previously owned Shares (including Restricted Shares, whether or not Vested);

(iii) By surrendering other outstanding Vested Awards under the Plan denominated in Shares or in Share equivalent units;

(iv) By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

(v) Unless specifically prohibited by any applicable statute or rule, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002, by delivering to Corporation a promissory note payable on such terms and over such period as the Committee may determine;

(vi) In the event Shares are publicly traded, by delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee (subject to the provisions of the Sarbanes-Oxley Act of 2002 and any other applicable statute or rule):

(A) To sell Shares subject to the Award and to deliver all or a part of the sale proceeds to Corporation in payment of all or a part of the option or purchase price and taxes or withholding taxes attributable to the issuance; or

(B) To pledge Shares subject to the Award to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option or purchase price and taxes or withholding taxes attributable to the issuance; or

(vii) In any combination of the foregoing or in any other form approved by the Committee.

If Restricted Shares are surrendered in full or partial payment of the purchase or option price of Shares issuable under an Award, a corresponding number of the Shares issued upon exercise of the Award will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares. Shares withheld or surrendered as described above will be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

(i) Reporting Persons. With respect to all Awards granted to Reporting Persons, the following limitations will apply only if or to the extent required by Rule 16b-3 under the Exchange Act, unless the Award Agreement provides otherwise:

(i) Awards requiring exercise will not be exercisable until at least six months after the date the Award was granted, except in the case of the death or Disability of the Participant; and

(ii) Shares issued pursuant to any other Award may not be sold by the Participant for at least six months after acquisition, except in the case of the death or Disability of the Participant.

Award Agreements for Awards to Reporting Persons must also comply with any future restrictions imposed by such Rule 16b-3.

(j) Service Periods. At the time of granting an Award, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

(k) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that Corporation is required to adopt pursuant to the listing standards of any national securities exchange or association on which Corporation's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, including the Sarbanes-Oxley Act of 2002. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including without limitation in the event the Participant accepts employment with a competitor of Corporation or otherwise competes with Corporation. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with Corporation or a Subsidiary.

6.6 Performance Goals.

(a) In the event an Award is intended to be performance-based, the Committee will establish Performance Goals for each Performance Period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Unless otherwise permitted under Code Section 162(m), the Committee shall establish the Performance Goal(s) applicable to each Award intended to be performance-based in writing no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goal(s) remains substantially uncertain. Performance Goals may be based on (i) performance criteria for the Corporation, a subsidiary, or an operating group, (ii) the performance of a business unit of the Corporation, (iii) a Participant's individual performance, or (iv) a combination of the three. Performance Goals may include objective and subjective criteria. Except with respect to goals set pursuant to Section 6.6(b), during any Performance Period, the Committee may adjust the Performance Goals for such Performance Period as it deems equitable in recognition of unusual or nonrecurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(b) The Performance Goals for Performance Shares or Restricted Awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, individual performance, or a combination of the three.

(i) Corporate Performance Goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to gross or net revenues, earnings, profitability, cash flow (including measures such as Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)), efficiency, market share, gross margin, return to stockholders (such as earnings per share), stock price, revenue growth, return on equity, return on assets or return on invested capital, or other measures whether expressed as absolute amounts, ratios, or percentages of other amounts.

(ii) Business unit Performance Goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introducing products or services, establishing new branches, identifying or completing potential acquisitions, limiting losses or containing risks, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its gross or net revenues, earnings, profitability, efficiency, gross margin, return on equity, or return on assets.

(iii) Any corporate or business unit Performance Goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

(iv) Individual Performance Goals will measure success in developing and implementing particular tasks assigned to an individual Participant. Individual Performance Goals will naturally vary depending upon the responsibilities of individual Participants and may include, without limitation, goals related to success in developing and implementing particular management plans or systems, reorganizing departments, establishing business relationships, or resolving identified problems.

(c) Prior to the payment of any Award intended to be performance-based, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

Article 7
OPTIONS1

7.1 Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options. ISOs may not be awarded unless the Plan is approved by stockholders within 12 months of adoption of the Plan.

7.2 General. All Options will be subject to the terms and conditions set forth in Article 6 and this Article 7 and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

7.3 Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than 100 percent of the Fair Market Value of a Share on the date of grant for all Options.

7.4 Option Term. The Award Agreement for each Option will specify the term of each Option, which may be unlimited or may have a specified period during which the Option may be exercised, as determined by the Committee; provided, however, that no ISO may be exercisable after the expiration of ten years from the date such ISO is granted.

7.5 Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a) The time or times when the Option becomes exercisable and whether the Option becomes exercisable in full or in graduated amounts based on: (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of Performance Goals or other criteria specified in the Award Agreement, or (iii) a combination of continuation of employment and satisfaction of Performance Goals or other criteria;

(b) Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

(c) The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Consultant, or director of Corporation or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable may be accelerated or otherwise modified (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a change in control of Corporation. The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

7.6 Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted, including but not limited to the following requirements:

(a) Limited to Employees. ISOs may be granted only to employees of Corporation or a Subsidiary;

(b) Term of ISO. ISOs may not remain exercisable after the expiration of 10 years from its grant date;

(c) Ten Percent Stockholders. In the case of any ISO granted to a Participant who, as of the date of grant, possesses more than 10 percent of the total combined voting power of all classes of stock of Corporation or any parent or Subsidiary of Corporation, the option exercise price may not be less than 110 percent of the Fair Market Value of a Share on the date of grant and the ISO may not remain exercisable after the expiration of five years from its grant date; and

(d) $100,000 Annual Limitation. In the event that Options intended to be ISOs are granted to a Participant in excess of the $100,000 annual limitation set forth in Code Section 422(d)(1), the Options will be bifurcated so that the Options will be ISOs to the maximum extent allowable under that limitation and will be NQOs as to any excess over that limitation.

7.7 Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may have restrictions similar to Restricted Awards if so provided in the Award Agreement for the Option.

7.8 Limitation on Number of Shares Subject to Options. In no event may Options for more than 800,000 Shares be granted to any individual under the Plan during any calendar year. To the extent required by Section 162(m) of the Code, if any Option is canceled, the canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to an individual under the Plan.

1 Share amounts reflect 4-for-1 stock split effective June 2024.

Article 8
STOCK APPRECIATION RIGHTS1

8.1 General. Stock Appreciation Rights are subject to the terms and conditions set forth in Article 6 and this Article 8 and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

8.2 Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR is being exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher price as the Committee determines. The base price may not be less than the Fair Market Value of a Share on the grant date of the SAR.

8.3 Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions. In the case of SARs granted to Reporting Persons, exercise of the SARs will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

8.4 Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in Shares, in other property, or in any combination of the foregoing, or any other form as the Committee may determine.

8.5 Limitation on Number of Stock Appreciation Rights. In no event may more than 800,000 Stock Appreciation Rights be granted to any individual under the Plan during any calendar year. To the extent required by Section 162(m) of the Code, if any SAR is canceled, the canceled SAR shall continue to be counted against the maximum number of Shares for which SARs may be granted to an individual under the Plan.

1 Share amounts reflect 4-for-1 stock split effective June 2024.

Article 9
RESTRICTED AWARDS1

9.1 Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

(a) Restricted Shares. A Restricted Share is an Award of Shares to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, a requirement that the Participant forfeit such Restricted Shares back to the Corporation upon termination of Participant's employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) for specified reasons within a specified period of time or upon other conditions, including failure to achieve Performance Goals, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving Restricted Shares will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and will execute a stock power in blank with respect to the Shares evidenced by such certificate. The certificate evidencing such Restricted Shares and the stock power will be held in custody by the Corporation until the Restrictions have lapsed.

(b) Restricted Units. A Restricted Unit is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant's employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) for specified reasons within a specified period of time or upon other conditions, including failure to achieve Performance Goals, as set forth in the Award Agreement for such Restricted Units. The Committee will set the terms and conditions of the Award Agreement so that the Restricted Unit Award will comply with or be exempt from Code Section 409A.

9.2 General. Restricted Awards are subject to the terms and conditions of Article 6 and this Article 9 and Award Agreements governing Restricted Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

9.3 Restriction Period. Award Agreements for Restricted Awards will provide that the Shares subject to Restricted Awards may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Awards, the Participant must remain in the employment (or remain as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Award or portion thereof, as the case may be. Although Restricted Awards will typically Vest based on continued employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant), the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of designated Performance Goals as well as continued employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant). In such case, the Restriction Period for such a Restricted Award will include the period prior to satisfaction of the Performance Goals.

9.4 Forfeiture. If a Participant ceases to be an employee (or Consultant, Non-Employee Board Director, or Non-Employee Subsidiary Director) of Corporation or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement), the Award Agreement may require that all non-Vested Shares previously granted to the Participant be forfeited and returned to Corporation.

9.5 Settlement of Restricted Awards.

(a) Restricted Shares. Upon Vesting of an Award of Restricted Shares, the restrictive stock legend on certificates for such Shares covering applicable Restrictions will be removed, the Participant's stock power will be returned, and the Shares will no longer be Restricted Shares.

(b) Restricted Units. Upon Vesting of an Award of Restricted Units, a Participant is entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Restricted Shares or in unrestricted Shares equal to the number of Restricted Units or in any other manner or combination as the Committee, in its sole discretion, determines.

9.6 Rights as a Stockholder. A Participant has, with respect to unforfeited Shares received under an Award of Restricted Shares, all the rights of a stockholder of Corporation, including the right to vote the Shares and the right to receive any cash dividends. Stock dividends issued with respect to non-Vested Shares granted under a Restricted Award will be treated as additional Shares covered by the Restricted Award and will be subject to the same Restrictions. A Participant will have no rights as a stockholder with respect to an Award of Restricted Units until Shares are issued to the Participant in settlement of the Award.

9.7 Limitation in Number of Restricted Awards. The maximum number of Shares with respect to which Restricted Awards may be granted to any individual under the Plan during any calendar year is 400,000. To the extent required by Section 162(m) of the Code, if any Restricted Award is canceled, the canceled Restricted Award shall continue to be counted against the maximum number of Shares for which Restricted Awards may be granted to an individual under the Plan.

1 Share amounts reflect 4-for-1 stock split effective June 2024.

Article 10
PERFORMANCE SHARE AWARDS1

10.1 General. Performance Share Awards are subject to the terms and conditions set forth in Article 6 and this Article 10 and Award Agreements governing Performance Share Awards may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

10.2 Nature of Performance Shares. Each Performance Share shall represent the right of a Participant to receive an actual Share or Share unit having a value equal to one Share.

10.3 Performance Period. At the time of each Performance Share Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Share Award in existence at any one time, and Performance Periods may differ.

10.4 Performance Measures. Performance Shares shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals established in accordance with Section 6.6.

10.5 Payment.

10.5.1 Following the end of the Performance Period, a Participant holding a Performance Share Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Shares, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

10.5.2 Payment of Performance Shares shall be made in cash or Shares, as designated by the Committee in the Award Agreement. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee. A Participant shall be paid with respect to the Participant's Performance Shares no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A, unless the Award Agreement includes terms that comply with Section 409A.

10.6 Limitation on Performance Units. The maximum number of Shares with respect to which Performance Shares may be granted to any individual under the Plan during any calendar year is 400,000.

1 Share amounts reflect 4-for-1 stock split effective June 2024.

Article 11
OTHER STOCK-BASED AND COMBINATION AWARDS

11.1 Other Stock-Based Awards. The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Other Stock-Based Awards are not restricted to any specific form or structure and may include, without limitation, grants of unrestricted Shares, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

11.2 Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this section will reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant's consent.

Article 12
DIVIDEND EQUIVALENTS

Any Awards may, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

Article 13
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

13.1 Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the Board or the stockholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation's capital structure or its business, any merger or consolidation of Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation's capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

13.2 Mandatory Adjustment. In the event of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, or other distribution of Corporation's securities without the receipt of consideration by Corporation, of or on the Common Stock, the Committee shall make proportionate adjustments or substitution to the aggregate number and type of Shares for which Awards may be granted under the Plan, the maximum number and type of Shares which may be sold or awarded to any Participant, the number and type of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards.

13.3 Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of Corporation not described in Section 13.2 above, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of, any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to stockholders.

Article 14
AMENDMENT AND TERMINATION

14.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan; provided that the Plan will terminate on May 27, 2020, if not terminated by the Board on an earlier date. Except as provided in Article 13, no amendment shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is required to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

14.2 Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

14.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A or to bring the Plan or Awards granted under it into compliance therewith.

14.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Corporation requests the consent of the Participant and (b) the Participant consents in writing. However, an amendment of the Plan that results in a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the vested Award or, in the case of an Option, the difference between the Fair Market Value and the exercise price for all Shares subject to the Option, shall not be an impairment of the Participant's rights that requires consent of the Participant.

14.5 Amendment of Awards. Subject to Section 14.6, the Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Shares subject to an Option and the exercise price, shall not constitute an impairment of the Participant's rights that requires consent).

14.6 No Repricings or Underwater Buyouts. Except for adjustments made pursuant to Article 13, without the prior approval of the Corporation’s stockholders, no Option or SAR granted under the Plan may:

14.6.1 be amended to decrease the exercise price (in the case of an Option) or base price (in the case of a SAR),

14.6.2 be cancelled in exchange for the grant of any new Option or SAR with a lower exercise or base price or any other new Award, or

14.6.3 otherwise be subject to any action that would be treated under accounting rules or otherwise as a "repricing" of such Option or SAR (including a cash buyout or voluntary surrender/subsequent regrant of an underwater Option or SAR).

Article 15
MISCELLANEOUS

15.1 Tax Withholding. Corporation has the right to deduct from any settlement of any Award under the Plan, including the delivery or Vesting of Shares or Awards, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan has the obligation to make arrangements satisfactory to Corporation for the satisfaction of any such tax withholding obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

15.2 Unfunded Plan. The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

15.3 Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

15.4 Fractional Shares. No fractional Shares of Common Stock will be issued or delivered under the Plan or any Option and Options granted under the Plan will not be exercisable with respect to fractional Shares. In lieu of such fractional Shares, the Corporation will pay an amount in cash equal to the same fraction using the Fair Market Value of a Share of Common Stock.

15.5 Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is revocable until cash is paid in settlement thereof or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate in settlement thereof. In the event a Participant's employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) terminates for cause (as defined below), any Award which is revocable will be annulled as of the date of such termination for cause. For the purpose of this Section 15.5, the term "for cause" has the meaning set forth in the Participant's employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

15.6 Engaging in Competition With Corporation. Any Award Agreement may provide that, if a Participant terminates employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) with Corporation or a Subsidiary for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such

Participant at any time during the period beginning on the date that is six months prior to the date of such Participant's termination of employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) with Corporation.

15.7 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan are not to be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

15.8 Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or registered securities association upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.9 Continuing Restriction Agreement. Each Participant will, if requested by Corporation and as a condition to issuance of Shares under the Plan upon an Award or exercise of an Award granted under the Plan that results in the issuance of Shares, become a party to and be bound by a stock restriction or other agreement with Corporation containing restrictions on transfer of Shares, including a right of first refusal for the benefit of Corporation, a market stand-off provision, and such other terms as Corporation may reasonably require.

15.10 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Maryland, without regard to principles of conflicts of laws.

As approved by the stockholders of Barrett Business Services, Inc., on May 27, 2015